                                        Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-30785) of
SCE Funding LLC of our report dated March 10, 2004 relating to the financial statements, which appears in this
Form 10-K.

/s/ PricewaterhouseCoopers LLC

Los Angeles, California
March 10, 2004